UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 4, 2008

SEQUIAM CORPORATION
(Exact name of registrant as specified in its charter)

California 333-45678 33-0875030
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Sunport Lane, Orlando, Florida	32809
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (407) 541-0773

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement

On February 4, 2008, Sequiam Corporation (“Sequiam”) and M1 Capital Group, Ltd (“M1”) entered into that certain Corporate Advisory Agreement (the “Agreement”).  Under the terms and conditions of the Agreement, M1 shall provide Sequiam with financial advisory services (the “Advisory Services”) in connection with a new equity financing.  As compensation for M1’s Advisory Services, Sequiam shall pay to M1: (a) equity in the amount of two and a half percent (2.5%) of Sequiam’s fully diluted and outstanding shares of common stock (the “Shares”) at a price equal to par value of the Shares upon the closing of the equity financing; and (b) two and a half percent (2.5%) warrant coverage at a price equal to par value of the Shares upon the closing of the equity financing.  If Sequiam does not consummate the equity financing, then M1 shall receive no equity or warrant compensation for providing its Advisory Services.

If, as a result of M1’s Advisory Services, TerraNova Capital Partners Inc. and its subsidiary, European American Equities, Inc. (collectively, “TerraNova”) successfully complete a capital raise (the “Capital Raise”) equal to or exceeding five million dollars ($5,000,000) by March 31, 2008 (the “Termination Date”), the term of the Agreement shall be for twelve (12) months.  If TerraNova does not complete the Capital Raise by the Termination Date, the Agreement shall expire on Termination Date, unless Sequiam chooses to extend the term of the Agreement. If the Capital Raise occurs before the Termination Date, and if the Agreement is effective for the full twelve (12) month term, the term of the Agreement may be extended for another period of twelve (12) months, by mutual written consent of the parties.

On February 4, 2008, Sequiam also entered into a placement agent agreement (the “Placement Agreement”) with TerraNova, to arrange the sale of its equity or equity-linked securities, including convertible debt or warrants. The term of the Placement Agreement is sixty (60) days and will be extended for an additional forty-five (45) day period if Sequiam does not earlier terminate the Placement Agreement.

In exchange for its for its placement agent services, Sequiam shall pay TerraNova: (a) cash equal to eight percent (8%) on any gross proceeds received by Sequiam in connection with each new financing; and (b) warrants for an aggregate consideration of one dollar ($1.00) to purchase such number of Shares equal to eight percent (8%) of the aggregate number of Shares issued and issuable by Sequiam in connection with the equity financing.  The foregoing fees and warrants shall be reduced to four percent (4%) of the aggregate number of Shares issued and issuable by Sequiam under and in connection with the financings if such proceeds received by Sequiam originate through the efforts of Crestview Capital Partners, vFinance, Inc. or Sequiam. The foregoing fees and warrants shall also be reduced to four percent (4%) for any bridge loan money that may be advanced to Sequiam under the Placement Agreement.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not Applicable

               (b)            Pro Forma Financial Information.

                    Not Applicable

               (c)              Shell Company Transactions.

Not Applicable

(d)              Exhibits.

                           Number     Description

10.1 Corporate Advisory Agreement between Sequiam Corporation and M1 Capital Group, Ltd.
10.2	Placement Agent Agreement between Sequiam Corporation and TerraNova Capital Partners Inc. and its subsidiary, European American Equities, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUIAM CORPORATION

Date: February 8, 2008
By: /s/ Mark L. Mroczkowski
Mark L. Mroczkowski
Executive Vice President and Chief Financial Officer